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                                                                    EXHIBIT 99.2

                                                         IMMEDIATELY EXERCISABLE


                            RHYTHMS NETCONNECTIONS INC.
                          NOTICE OF GRANT OF STOCK OPTION

     Notice is hereby given of the following stock option grant (the "Option") pursuant to the 1997 STOCK OPTION/STOCK ISSUANCE PLAN (the "Plan") to purchase shares of the Common Stock of Accelerated Connections, Inc. (the "Corporation"):

     OPTIONEE:  ______________________________________________

     GRANT DATE:  ____________________________________________

     GRANT NUMBER:  _______  Option Price:  $______ per share

     VESTING COMMENCEMENT DATE:  _____________________________

     NUMBER OF OPTION SHARES: __________ shares

     EXPIRATION DATE:  _______________________________________


     TYPE OF OPTION:     _____ Incentive Stock Option

                         _____ Non-Statutory Stock Option


          DATE EXERCISABLE:
          ----------------
          The Option shall be immediately exercisable for all vested and unvested shares.

          VESTING SCHEDULE
          ----------------
          The Option Shares shall be vest in accordance with the following vesting schedule:

          (a) Unless vesting is accelerated pursuant to (b) below, no Option Shares shall vest until the Optionee has completed seven (7) full years of Service (as defined in the Plan) measured from the Vesting Commencement Date.

          (b)  In the event that Optionee sells [INSERT NUMBER]
[DESCRIBE SALES UNITS] on or before [INSERT DATE], [INSERT NUMBER] Option Shares shall immediately become vested. Thereafter, at each such time as Optionee sells [INSERT NUMBER] additional [UNITS] on or before [INSERT DATE], an additional [INSERT NUMBER] of the balance remaining of the Option Shares shall immediately become vested.

          Optionee understands that the Option is granted pursuant to the Corporation's Plan; PROVIDED, HOWEVER, that the Board of Directors of the Corporation has specifically waived the vesting restrictions of Section V of the Plan with respect to this Option. By signing below,


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Optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms and conditions set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

          Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C (as modified by the waiver of Section V of the Plan by the Board of Directors).

          REPURCHASE RIGHTS. THE OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION'S SHARES. THE TERMS AND CONDITIONS OF SUCH RIGHTS ARE SPECIFIED IN THE STOCK PURCHASE AGREEMENT.

          NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.


____________________, 199__
          Date

                              RHYTHMS NETCONNECTIONS INC.

                              By  ______________________________________

                              Title  ___________________________________



                              __________________________________________
                                              Optionee

                              Address:

                              __________________________________________

                              __________________________________________


                                      -2-
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                                   EXHIBIT A

                             STOCK OPTION AGREEMENT




                                       A-1
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                                   EXHIBIT B

                            STOCK PURCHASE AGREEMENT







                                       B-1
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                                   EXHIBIT C

                     1997 STOCK OPTION/STOCK ISSUANCE PLAN







                                     C-1